UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2022

Permex Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

333-265883	98-1384682
(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd, Suite 925 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(469) 804-1306

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

None

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Resignation of Independent Registered Public Accounting Firm

On October 31, 2022, Davidson & Company LLP (“Davidson”), the independent registered public accounting firm of Permex Petroleum Corporation (the “Company”), resigned as the Company’s independent registered public accounting firm effective October 31, 2022.

Davidson audited the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2021 and 2020. The report of Davidson on the financial statements of the Company for the fiscal years ended September 30, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2021 and 2020, and through the interim period ended October 31, 2022, there were no disagreements between the Company and Davidson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davidson, would have caused Davidson to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s two most recent fiscal years ended September 30, 2021 and 2020, and the interim period ended October 31, 2022, Davidson did not advise the Company of any reportable events specified in Item 304(a)(1)(v) of Regulation S-K with respect to the Company.

The Company provided Davidson with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that Davidson furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Davidson is filed as Exhibit 16.1 hereto.

(b)	Engagement of Independent Registered Public Accounting Firm

On October 31, 2022, through and with the approval of its Audit Committee, the Company appointed Marcum LLP (“Marcum”) as its independent registered public accounting firm. During the Company’s two most recently completed fiscal years and through the date of engagement of Marcum, neither the Company nor anyone on behalf of the Company consulted with Marcum regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 8.01. Other Events.

On October 31, 2022, the Company announced that it will be consolidating all of its issued and outstanding common shares (the “Shares”) on the basis of one (1) post-consolidated Share for every sixty (60) pre-consolidated Shares held (the “Consolidation”). The Company’s board of directors approved the Consolidation on October 26, 2022, and set November 2, 2022 as the effective date of the Consolidation. As of the date of the Consolidation, the Company had 115,956,026 Shares issued and outstanding, which were reduced to approximately 1,932,600 Shares issued and outstanding as a result of the Consolidation. A copy of the press release announcing the Consolidation is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

On November 2, 2022, the Company announced that drilling commenced on the Company’s Eoff PPC#3 well on its Breedlove Oilfield. A copy of the press release announcing such commencement of drilling is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter of Davidson and Company LLP dated November 4, 2022
99.1	Press Release dated October 31, 2022
99.2	Press Release dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

November 4, 2022	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer